ALTERNATIVES

SCHEDULE I, DATED May 7, 2024, TO MULTIPLE CLASS OF SHARES PLAN FOR FIDELITY FUNDS WITH
RETAIL, RETIREMENT AND/OR ADVISOR CLASSES

FIDELITY GREENWOOD STREET TRUST

FUND/CLASSES OFFERED	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity Equity Market Neutral Fund:
Fidelity Equity Market Neutral Fund*	none	none	none
Class A**	front-end	0.00	0.25
Class M***	front-end	0.25	0.25
Class C	contingent deferred	0.75	0.25
Class I	none	none	none
Class Z	none	none	none
Fidelity Hedged Equity Fund:
Fidelity Hedged Equity Fund*	none	none	none
Class A**	front-end	0.00	0.25
Class M***	front-end	0.25	0.25
Class C	contingent deferred	0.75	0.25
Class I	none	none	none
Class Z	none	none	none
Fidelity Macro Opportunities Fund:
Fidelity Macro Opportunities Fund*	none	none	none
Class A**	front-end	0.00	0.25
Class M***	front-end	0.25	0.25
Class C	contingent deferred	0.75	0.25
Class I	none	none	none
Class Z	none	none	none
Fidelity Risk Parity Fund*	none	none	none
Class A**	front-end	0.00	0.25
Class M***	front-end	0.25	0.25
Class C	contingent deferred	0.75	0.25
Class I	none	none	none
Class Z	none	none	none

* A retail class.

** Class A purchases of $1 million or more may be subject, upon redemption, to a contingent deferred sales charge (CDSC) of 1.00% if redeemed less than 18 months after purchase.

*** Class M purchases of $1 million or more may be subject, upon redemption, to a CDSC of 0.25% if redeemed less than one year after purchase.